                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 Current Report


                                    0-16715
                             ----------------------
                             Commission File Number



                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


                                 March 15, 1996
                             ----------------------
                                 Date of Report
                       (Date of Earliest Event Reported)



                          PHONETEL TECHNOLOGIES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                  Ohio                             34-1462198
         ------------------------          ---------------------------
         (State of Incorporation)          (I.R.S. Identification No.)


                               1127 Euclid Avenue
                            650 Statler Office Tower
                           Cleveland, Ohio  44115-1601
              ---------------------------------------------------
              Address and zip code of principal executive offices


                                 (216) 241-2555
                         -----------------------------
                         Registrant's telephone number





                               page 1 of 3 pages

PART I

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On March 15, 1996, PhoneTel Technologies, Inc., the Registrant (or "Company") completed the following acquisitions:

         On November 22, 1995, the Company entered into an agreement and Plan of Merger to acquire the outstanding common stock of International Pay Phones, Inc. of South Carolina and International Pay Phones, Inc. of Tennessee (collectively "IPP"), companies affiliated through common ownership and management. Under the terms of the Agreements, the Company acquired 2,101 installed phones for a purchase price of $3,367,212 in cash, and 555,589 restricted shares of the Company's Common Stock, par value $0.01, ("Common Stock"), plus 5,453 shares of the Company's 14% Convertible Cumulative Redeemable Preferred Stock, (immediately convertible into 54,530 shares of Common Stock), plus warrants to purchase 117,785 shares of the Company's Common Stock at a nominal per share exercise price. Additionally, the Company assumed approximately $1,754,000 in liabilities. The purchase price included the purchase of two five year non-compete agreements, valued at $40,000, for two of IPP's former officers.

         On November 16, 1995, the Company entered into a Share Purchase Agreement with Paramount Communications Systems, Inc. ("Paramount"). Under the terms of the Agreement, the Company acquired 2,528 installed phones for a cash purchase price of $9,618,553, plus 8,333 shares of 14% Convertible Cumulative Redeemable Preferred Stock (immediately convertible into 83,330 shares of Common Stock), plus warrants to purchase 179,996 shares of the Company's Common Stock at a nominal per share exercise price. Additionally the Company assumed approximately $733,000 in liabilities. The purchase price included a five year consulting and non-compete agreement, valued at $50,000 for one of Paramount's former officers.

The assets of IPP and Paramount consisted of 4,626 pay telephones installed on locations, together with enclosures, inventory of uninstalled pay telephones, parts, vehicles, computers and contracts pursuant to which the acquired pay telephones are installed on property owned by others. The acquisitions of IPP and Paramount will be accounted for using the purchase method and, accordingly, the purchase price will be allocated to the net assets, based on their estimated fair values.


ITEM 5. OTHER EVENTS

CHANGES IN STOCKHOLDERS' EQUITY

Subsequent to December 31, 1995, the Company created three new classes of preferred stock: (i) Series A Special Convertible Preferred Stock, $0.20 par value, 250,000 authorized shares, immediately convertible into 20 shares of Common Stock, and non-voting, ("Series A Preferred"); (ii) Series B Special Convertible Preferred Stock, $0.20 par value, 250,000 authorized shares, immediately convertible into 20 shares of Common Stock, and non-voting ("Series B Preferred"); and (iii) 14% Convertible Cumulative Redeemable Preferred Stock, without par value, $60 Stated Value, non-voting, June 30, 2000, mandatory redemption date at a redemption price of $60 per share, 200,000 authorized shares, and immediately convertible into 10 shares of Common Stock ("14% Preferred").

CHANGES IN LONG-TERM DEBT

In a transaction consummated on March 15, 1996, the Company borrowed additional funds of $30,530,954 (out of a total credit facility commitment of $37,250,000) from Internationale Nederlanden (U.S.) Capital Corporation and one other lender (collectively know as "ING"). The Company has available under the credit facility $6.7 million to fund future acquisitions and for general working capital purposes. The Company used the funds to complete the Paramount and IPP acquisitions, repaid all outstanding long-term debt and capital lease obligations which had a secured interest in the Company's installed phones, redeemed certain series of Preferred Stock and paid related transaction fees. The ING credit facility requires monthly interest payments at prime plus 5%. Principal payments commence September 1997, with the amount of the principal payment contingent upon numerous factors, including the borrowing base and cash flow of the Company. All of the Company's installed phones are pledged as collateral to the ING credit facility.

The majority of the ING credit facility (currently $29 million) can be converted into Series B Preferred at the ratio of 833 shares for each $100,000 in outstanding debt and interest. Additionally, ING received warrants to purchase 204,824 shares of Series A Preferred at an exercise price of $0.20 per share. Each share of Series A Preferred and Series B Preferred is convertible into 20 shares of Common Stock. The difference between the exercise price of Series A Preferred and the estimated fair value of the warrants on the date of grant will be recorded as interest expense over the term of the ING credit facility. The Company has estimated the annual non-cash interest expense to be $3,000,000.

Concurrent with the ING transaction, the Company redeemed the 10% Cumulative Preferred, the 8% Preferred, and the 7% Preferred. The redemption price was $1,117,371 and 34,434 shares of 14% Preferred. In the aggregate, $6,475,011 of the Company's outstanding obligations, including portions of the purchase price for the pending acquisitions, was liquidated by issuing 107,918 shares of 14% Preferred.

Warrants to purchase 2,018,946 shares of Common Stock at a nominal exercise price per share ("Nominal Value Warrants") were issued in conjunction with the IPP and Paramount acquisitions, redemption of the 10% Cumulative Preferred, 8% Preferred, and the 7% Preferred, and conversion of certain debt of the Company to the 14% Preferred.

The Company has reserved 13,966,026 shares of Common Stock for issuance under the following scenarios: (1) conversion of $29,000,000 of ING outstanding debt into 241,667 shares of Series B Preferred Stock which is then immediately convertible into 4,833,333 shares of Common Stock; (2) exercising of warrants to purchase 204,824 shares of Series A Preferred Stock at $0.20 per share, immediately convertible into 4,096,480 shares of Common Stock; (3) conversion of 107,918 shares of 14% Preferred into 1,079,179 shares of Common Stock; (4) conversion, upon Shareholder approval, of 530,534 shares of 10% Non-Voting Preferred into 885,992 shares of Common Stock; (5) the exercising of 2,018,946 Nominal Value Warrants; (6) the exercising of 580,351 warrants at prices ranging from $5.70 to $15.75 per share; and (7) the exercising of 471,745 stock options at prices ranging from $3.00 to $19.50 per share.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

The Company herein states that it is impracticable to provide at the time of this filing all of the requisite financial information to accompany this Current Report in Form 8-K pursuant to the Rules and Regulations of The Securities and Exchange Act of 1934. IPP's and Paramount's independent auditors are in the process of completing and preparing the required financial statements and footnotes for the year ended December 31, 1995. Upon receipt of the audited financial statements of IPP and Paramount, the Company will commence the preparation of the pro forma information and anticipates that this Report will be supplemented by amendment to include said statements within the time permitted by the aforementioned Rules and Regulations.





                               page 2 of 3 pages

EXHIBITS

(a)      Financial Statements of Business Acquired:

         1. International Pay Phones, Inc. of South Carolina Financial Statements For the Year Ended December 31, 1994

         2. International Payphones, Inc. of Tennessee Financial Statements For the Year Ended December 31, 1994 and for the Nine Months Ended September 30, 1995

         3. Paramount Communications Systems, Inc. Financial Statements For the Years Ended December 31, 1994, 1993, and 1992.

(b)      Pro Forma Financial Information:

         Pro forma financial information to be submitted by amendment to Form 8-K within the time permitted.

(c)      Other Exhibits:

         1. Agreement and Plan of Merger between PhoneTel Technologies, Inc. and International Pay Phones, Inc. (a South Carolina company) dated November 22, 1995, and all amendments thereto.

         2. Agreement and Plan of Merger between PhoneTel Technologies, Inc. and International Pay Phones, Inc. (a Tennessee company) dated November 22, 1995, and all amendments thereto.

         3. Share Purchase Agreement between PhoneTel Technologies, Inc. and Paramount Communications Systems, Inc., dated November 16, 1995, and all amendments thereto.


         4. Credit Agreement dated as of March 15, 1996 among PhoneTel Technologies, Inc., Various Lenders and Internationale Nederlanden (U.S.) Capital Corporation.

         5. Security Agreement dated as of March 15, 1996 among PhoneTel Technologies, Inc., Public Telephone Corporation, World Communications, Inc., Northern Florida Telephone Corporation and Paramount Communications Systems, Inc. and Internationale Nederlanden (U.S.) Capital Corporation as Agent for itself and certain other lenders.

         6. Warrant Purchase Agreement dated as of March 15, 1996 between PhoneTel Technologies, Inc. and Internationale Nederlanden (U.S.) Capital Corporation and Cerberus Partners, L.P.

         7. Registration Rights Agreement dated March 15, 1996 between PhoneTel Technologies, Inc. and Internationale Nederlanden (U.S.) Capital Corporation and Cerberus Partners, L.P.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               PhoneTel Technologies, Inc.
                                               (Registrant)


Date:    April 1, 1996                         /s/ Peter G. Graf
                                               ---------------------------
                                               Peter G. Graf
                                               Chairman of the Board and
                                               Chief Executive Officer





                               page 3 of 3 pages

                                                                EXHIBIT A-2


                         INTERNATIONAL PAYPHONES, INC.

                              Financial statements


                    September 30, 1995 amd December 31, 1994

                         International Payphones, Inc.
                               Table of Contents

                                                                                  Page
Auditors' opinion                                                                   1

Balance Sheets, September 30, 1995 and December 31, 1994                            2

Statements of Earnings and Retained Earnings,  For the nine month period and
year ended September 30, 1995 and December 31, 1994                                 3

Statements of cash flows, for the nine months and year ended September 30, 1995
and December 30, 1994.                                                              4

Notes to financial statements, September 30, 1995 and December 31, 1994             5

                          SEWELLL/MCCANDLESS, CPA'S, PA
                          CERTIFIED PUBLIC ACCOUNTANTS
                           SUITE 100, SAPELO BUILDING
                    HILTON HEAD ISLAND, SOUTH CAROLINA 29928

Member of the                                         Telephone  (803) 785-2060
American Institute of CPAs                            Fax        (803) 842-6501
South Carolina Association of CPAs


To The Stockholders
International Payphones, Inc.
Hilton Head Island, South Carolina


We have audited the accompanying Balance Sheets of International Payphones, Inc. (a Tennessee corporation) as of September 30, 1995 and December 31, 1994, and the related Statements of Earnings and Retained Earnings and Cash Flows for the nine month period and year then ended. These financial statements are the responsibility of the management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of International Payphones, Inc. and the results of its operations and its cash flows for the nine month period ended September 30, 1995 and the year ended December 31, 1994 in conformity with generally accepted accounting principles.



                                       /s/____________Sewell, CPA


November 22, 1995

                         INTERNATIONAL PAYPHONES, INC.
                                 BALANCE SHEETS
                    September 30, 1995 and December 31, 1994

                                                            1995           1994
                                                         ----------     ----------
                                     ASSETS

Current Assets
        Cash                                           $  26,044.85   $  25,530.67
        Accounts receivable - trade                       51,494.31      35,913.21
        Other amounts receivable (Note D)                 18,322.86      25,574.54
        Parts and supplies inventory                      11,625.00      11,625.00
                                                         ----------     ----------
        Total current assets                             107,487.02      98,643.42


Property and Equipment
        Property and equipment (Notes B and F)           744,819.89     720,142.61
        Accumulated depreciation                        (511,944.71)   (455,592.94)
                                                         ----------     ----------
        Net Property and Equipment                       232,875.18     264,549.67
                                                         ----------     ----------
        TOTAL ASSETS                                   $ 340,362.20   $ 363,193.09
                                                         ==========     ==========


                     LIABILITIES AND STOCKHOLDERS' EQUITY


Current Liabilities
        Current portion of long-term debt (Note F)     $  67,023.47   $  48,761.05
        Accounts payable - trade                           1,914.15       7,822.66
        Accrued payroll and payroll taxes                  1,983.20      10,265.07
        Other accrued liabilities (Note E)                34,211.91      24,220.91
        Deferred income taxes (Note C)                     6,000.00       5,100.00
                                                         ----------     ----------
   Total current liabilities                             111,132.73      96,169.69

Long-term debt - net of current portion (Note F)          74,833.35      81,515.83
                                                         ----------     ----------


        TOTAL LIABILITIES                                185,966.08     177,685.52


Shareholders' Equity
        Common stock                                       3,321.00       3,321.00
        Additional paid-in capital                       106,000.00     106,000.00
        Retained earnings                                 45,075.12      76,186.57
                                                         ----------     ----------
        Total shareholders' equity                       154,396.12     185,507.57
                                                         ----------     ----------

           TOTAL LIABILITIES AND EQUITY $              $ 340,362.20   $ 363,193.09
                                                         ==========     ==========





         The accompanying notes are an integral part of this statement.

                         INTERNATIONAL PAYPHONES, INC.
                  STATEMENTS OF EARNINGS AND RETAINED EARNINGS
For the nine month period ended September 30, 1995 and the year ended December 31, 1994

                                                   1995             1994
                                               -----------     ------------
Revenue                                       $ 886,672.41   $ 1,135,734.73

Direct costs
        Access fees                             233,637.13       299,918.06
        Commissions locations                   147,179.21       174,710.50
        Phone supplies, repairs                  81,952.04        78,708.14
                                               -----------     ------------
                                                462,768.38       553,336.70
                                               -----------     ------------

        Gross Profit                            423,904.03       582,398.03

General and Administrative expenses             313,680.91       428,756.04
Depreciation expense                             63,780.59        96,689.77
                                               -----------     ------------
                                                377,461.50       525,445.81
                                               -----------     ------------

        Earnings from operations                 46,442.53        56,952.22


Other income (expense):
        Interest expense                         (8,816.26)      (20,919.23)
        Gain (loss) on sale of assets               916.16        (2,731.45)
                                               -----------     ------------
        Earnings before taxes                    38,542.43        33,301.54

Provision for State excise taxes (Note C)         2,300.00         2,535.00
                                               -----------     ------------

        Net earnings                             36,242.43        30,766.54

        BEGINNING RETAINED EARNINGS              76,186.57        88,677.65
                                               -----------     ------------

                                                112,429.00       119,444.19
Less dividend distributions                     (67,353.88)      (43,257.62)
                                               -----------     ------------

        ENDING RETAINED EARNINGS               $ 45,075.12     $  76,186.57
                                               ===========     ============







         The accompanying notes are an integral part of this statement.

                         INTERNATIONAL PAYPHONES, INC.
                            STATEMENTS OF CASH FLOWS
 For the nine months ended September 30, 1995 and year ended December 31, 1994

                                                                    1995           1994
                                                                  ----------    ----------
Cash Flows From Operating Activities
        Net income (loss)                                     $   36,242.43   $  30,766.54
        Adjustments to reconcile net income (loss)
        to net cash provided (used) by operating activities
           Depreciation                                           63,780.59      96,689.77
           (Gain) loss on disposal of property                      (916.16)      2,731.45
           (Increase) decrease in accounts receivable            (15,581.10)     (4,610.68)
           (Increase) decrease in inventories                       --           32,152.00
           Increase (decrease) in accounts payable                (5,908.51)    (16,981.09)
           Increase (decrease) in deferred income taxes              900.00      (5,280.00)
           Increase (decrease) in other accrued expenses           9,991.00       3,112.86
           Increase (decrease) in payroll taxes                   (8,281.87)      9,691.53
                                                                 ----------     ----------
          Total adjustments                                       43,983.95     117,505.84
                                                                 ----------     ----------
        Net Cash Provided (Used) by Operating Activities          80,226.38     148,272.38


Cash Flows From Investing Activities
        Proceeds from sale of assets                              18,250.06       5,312.20
        Purchases of fixed assets                                   --          (18,225.16)
        Leasehold improvements                                      --          (10,274.42)
                                                                 ----------     ----------
        Net Cash Provided (Used) by Investing Activities          18,250.06     (23,187.38)


Cash Flows From Financing Activities
        Proceeds from long-term debt                                --           30,893.30
        Decrease in other amounts receivable                       7,251.60      29,012.38
        Repayment of long-term debt                              (16,833.29)    (52,552.75)
        Repayment of capital lease obligations                   (21,026.77)    (59,859.12)
        Repayment of stockholder loans                              --          (22,575.20)
        Dividends paid                                           (67,353.88)    (43,257.62)
                                                                 ----------     ----------
        Net Cash Provided (Used) by Financing Activities         (97,962.34)   (118,349.01)
                                                                 ----------     ----------
           NET INCREASE (DECREASE) IN CASH                           514.10       6,735.99
           CASH AT BEGINNING OF YEAR                              25,530.67      18,794.88
                                                                 ----------     ----------
           CASH AT END OF YEAR                                $   26,044.77   $  25,530.67
                                                                 ==========     ==========


Supplemental Disclosures
- ------------------------
Noncash Investing and Financing Activities
        Assets acquired through capital lease                 $  (49,440.00)  $ (66,598.00)
        Capital lease used to acquire assets                      49,440.00      66,598.00


Cash Paid During the Year for:
        Interest                                              $    8,816.00   $  20,919.00
        Income taxes                                               1,400.00       2,535.00




         The accompanying notes are an integral part of this statement.

                         INTERNATIONAL PAYPHONES, INC.

                       NOTES TO THE FINANCIAL STATEMENTS

                    September 30, 1995 and December 31, 1994





Note A - General

     International Payphones, Inc. is a Tennessee corporation formed in 1985 to sale, install, lease and maintain pay telephone equipment. The majority of the Company's operations are in the eastern region of the the state of Tennessee where it owns approximately 500 telephones and receives pay telephone coin income and long distance commissions. Under agreements with pay phone site location owners, the Company collects the pay phone coin revenue and the long distance commission income and pays a percentage of this revenue to the site location owner each month. These agreements cover periods ranging from five to twenty years. Approximately thirty to forty percent of the Company's revenue is received under agreements with two long distance telecommunications companies. These agreements are between an affiliate of the Company, Resort Hospitality Services, and the two long distance carriers.


Note B - Property and equipment

     Property and equipment is stated at cost and is depreciated using the straight-line method over useful lives ranging from 5 to 7 years for equipment and vehicles and 31.5 years for leasehold improvements. Repairs and maintenance are charged to expense when incurred and improvements which substantially prolong the useful lives of the assets involved are capitalized and depreciated. The cost of assets classified by major categories is as follows:

                                           1995                    1994
                                        ----------              ----------
        Furniture & fixtures         $   58,120.58          $    58,120.58
        Office equipment                 35,998.97               35,998.97
        Telephone equipment             515,563.78              466,123.78
        Leasehold improvements           74,802.66               74,802.66
        Vehicles                         60,333.90               85,096.62
                                        ----------              ----------
           Total cost                   744,819.89              720,142.61

Note C - Income taxes

     The Company is an S corporation for Federal income tax purposes. As a result, no provision for Federal income taxes is made by the Company because the individual stockholders' report and pay Federal income tax on their allocated percentage of the Company's net earnings. The Company does pay Tennessee state excise tax on its net earnings at a 6% tax rate.

     There are timing differences in how items of income and expense reported on the tax return and in the financial statements. These differences involve trade receivables for long distance commission income which is reported as income when earned in the financial statements but is reported as received for tax purposes. In addition, depreciation expense is claimed under IRS Code Section 179 and using accelerated writeoff methods for tax purposes, while the straight-line writeoff method is used for financial reporting. State excise tax is provided for in the financial statements as the items of income and deduction are recognized therein regardless of when they are reported on the income tax return. As a result of the timing differences, deferred tax liabilities of $6,000 and $5,100, respectively, have been accrued at September 30, 1995 and December 31, 1994. In addition, income tax expense at September 30, 1995 includes $900 in deferred state excise taxes.

                          INTERNATIONAL PAYPHONES, INC.
                 NOTES TO THE FINANCIAL STATENENTS - Continued
                    September 30, 1995 and December 31, 1994

Note D - Other amounts receivable:

     The Company is affiliated through common stock ownership and control with other companies involved in the telecommunications industry. Loans to these affiliates on open account totaled $ 4,786 at September 30, 1995 and $ 19,886 at December 31, 1994. Loans to employees at September 30, 1995 and December 31, 1994 totaled $ 7,937 and $ 3,450, repectively. Finally, estimated tax deposits of $ 5,600 at September 30, 1995 and equipment lease deposits of $ 2,239 at December 31, 1994 are included in other amounts receivable.

Note E - Other accrued liabilities:

     Other accrued liabilities include the Company's estimate of unpaid site commissions. Under agreements with its sits owners, commissions are payable after the end of the month in which the net coin and long distance revenue is received. As of September 30, 1995 and December 31, 1994, the Company has accrued three and two months, respectively, of unpaid site commissions.

Note F - Long-term debt:

     Long-term debt at September 30, 1995 and December 31, 1994 includes the following:

                                                                         1995                    1994

        Note payable to First National Bank of Gatlinburg
dated November 2, 1994 in the face amount of $ 17,000
payable in 18 monthly installments of $ 1,000 including
interest at prime plus 1.5%                                          $  7,216.17             $  15,269.36


        Note payable to Conquest Communications dated in
December, 1993 in the face amount of $ 25,000 payable
in monthly installments with interest.                                         -                 5,117.01


        Note payable to First Union Bank of Georgia
dated October 11, 1993 in the face amount of $ 24,763
payable in 60 monthly installments of $ 487 including
interest at 6.75%.  This note is collateralized by a
1994 Ford Explorer.                                                            -                19,773.54


        Notes payable (two) to First Union Bank of South
Carolina dated September 17, 1993 in the face amounts
of $ 15,022 each, both payable in 60 monthly install-
ments of $ 292 including interest at 6.25%.  These notes
are collateralized by two 1993 Ford cargo vans.                        19,172.04                23,457.12


        Note payable to First Tennessee Bank
dated January 31, 1994 in the face amount of $ 13,893
payable in 60 monthly installments of $ 289 including
interest at 9.00%.  This note is collateralized by a
1994 Toyota Corolla.                                                   10,038.85                11,681.97


        Note payable to Nationsbank of South Carolina
dated December 14, 1993 in the face amount of $ 15,596
payable in 60 monthly installments of $ 309 including
interest at 7.00%.  This note is collateralized by a
1994 Ford Econoline.                                                   10,674.63                12,867.48

                          INTERNATIONAL PAYPHONES, INC.
                 NOTES TO THE FINANCIAL STATENENTS - Continued
                    September 30, 1995 and December 31, 1994





Note F - Long-term debt (continued):

     Note payable to First National Bank of Gatlinburg
dated August 28, 1995 in the face amount of $ 25,000
payable in 23 monthly installments of $ 1,000 including
interest at prime plus 2.362%.  This note is collateralized
by pay phones and royalty contracts.                                   24,231.50                          -

     Capitalized lease purchase agreement dated January 26,
1994 in the original sum of $ 66,370, due in 36 monthly
installments of $ 2,139 through December, 1996,
decreasing to $ 1,123 through March, 1997, including sales
tax and finance charges at 14%.  This agreement is
collateralized by pay telephone equipment and calls for
a $ 1 purchase option by the lessee at the end
        of the lease period.                                           28,049.30               42,110.40


     Capitalized lease purchase agreement dated May 5,
1995 in the original sum of $ 49,440, due in 36 monthly
installments of $ 1,842 through March, 1998, including
sales tax and finance charges at 19%.  This agreement is
collateralized by pay telephone equipment and allows
for a purchase option by the lessee at the end of the
lease period.                                                          42,474.33                       -
                                                                    ------------           -------------
                                                                      141,856.82              130,276.88
Less current portion                                                  (67,023.47)             (48,761.05)
                                                                    ------------           -------------
                                                                    $  74,833.35           $   81,515.83
                                                                    ============           =============



Note C - Operating leases

     The Company leases its office space from one of the stockholders under an oral agreement at a monthly rate of $ 1,000 plus utilities, taxes, repairs, maintenance and leasehold improvements.

     The Company also leases three vehicles under separate non-cancellable operating lease agreements dated March 25, 1993, January 22, 1994 and April 21, 1995. These agreements call for monthly lease payments of $ 509, $ 1,006, and $444, respectively, including sales tax. Each agreement allows for additional charges for excess milage upon expiration of the lease. All maintenance, taxes, insurance and operating expenses are the responsibility of the lessee. Future minimum annual lease payments under the vehicle leases are as follows:

        Year ended December 31, 1995        $   22,183.00
        Year ended December 31, 1996            18,936.00
        Year ended December 31, 1997            11,371.00
        Year ended December 31, 1998             1,333.00
                                            -------------
        Totals                              $   53,823.00

                                                                EXHIBIT A-1


                              FINANCIAL STATEMENTS
                         INTERNATIONAL PAY PHONES, INC.

                      FOR THE YEAR ENDED DECEMBER 31, 1994









                          MILLER SHERRILL BLAKE CPA PA

                         INTERNATIONAL PAY PHONES, INC.

                               TABLE OF CONNENTS

INDEPENDENT AUDITORS' REPORT                                1

FINANCIAL STATEMENT

   Balance Sheet                                            2

   Statement of Income and Retained Earnings                3

   Statement of Cash Flows                                  4

   Notes to Financial Statement                            5-8

SUPPLEMENTARY INFORMATION REPORT                            9

   Schedule of Cost of Goods Sold                          10

   Schedule of General and Admministrative Expenses        11












                          MILLER SHERRILL BLAKE CPA PA

- -------------------------------------------------------------------------------------------------------------
MILLER SHERRILL BLAKE CPA PA    Charlotte Office        Lincolnton Office            Shelby Office
Certified Public Accountants    2415 Tuckaseegee Road   232 East Main Street         825 S. Washington Street
                                P.O. Box 668307         P.O. Box 782                 P.O. Box 3026
                                Charlotte, NC 28266     Lincolnton, NC 28093         Shelby, NC 28150
                                                        (704) 732-2234
                                (704) 394-3156          (704) 332-4217 - Clt. Line   (704) 482-4358
                                (704) 392-9741 - FAX    (704) 732-6041 - FAX         (704) 481-0455 - FAX

January 17, 1996

                          INDEPENDENT AUDITORS' REPORT


Board of Directors
International Pay Phones, Inc.
107 Dave Warlick Dr.
Lincolnton, North Carolina 28092

We have audited the accompanying balance sheet of International Pay Phones, Inc. (a South Carolina corporation) as of December 31, 1994, and the related statements of income and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of International Pay Phones, Inc. as of December 31, 1994, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


MILLER SHERRILL BLAKE CPA PA



_____________________________
For the Firm

                         INTERNATIONAL PAY PHONES, INC.
                                 BALANCE SHEET
                               December 31, 1994

  ASSETS
CURRENT ASSETS
Cash and Cash Equivalents                                 $    13,939
Accounts Receivable                                            80,984
                                                          -----------
         TOTAL CURRENT ASSETS                                  94,923
                                                          -----------
PROPERTY AND EQUIPMENT
 Leasehold Improvements                                        16,000
 Office Furniture and Equipment                                27,441
 Vehicles                                                     146,295
 Telephone Equipment                                        2,134,307
 Accumulated Depreciation                                  (1,155,533)
                                                          -----------
         TOTAL PROPERTY AND EQUIPMENT                       1,168,510
                                                          -----------
OTHER ASSETS
 Covenants Not to Compete - Net of Amortization               143,695
 Goodwill - Net of Amortization                                21,900
 Deferred Tax Asset                                            35,800
                                                          -----------
         TOTAL OTHER ASSETS                                   201,395
                                                          -----------
TOTAL ASSETS                                              $ 1,464,828
                                                          ===========

  LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
 Accounts Payable and Accrued Expenses                    $    93,151
 Bank Overdraft                                                17,982
 Notes Payable                                                166,645
 Notes Payable - Related Party                                 61,903
 Current Portion of Long-Term Debt                            264,089
                                                          -----------
         TOTAL CURRENT LIABILITIES                            603,770
                                                          -----------

LONG-TERM LIABILITIES
 Notes Payable - Less Current Portion                         724,379
 Obligations under Capital Leases - Less Current Portion      137,819
                                                          -----------
        TOTAL LONG-TERM LIABILITIES                           862,198
                                                          -----------
        TOTAL LIABILITIES                                   1,465,968
                                                          -----------

STOCKHOLDERS' EQUITY
 Common Stock                                                  10,000
 Additional Paid - In - Capital                                57,224
 Retained Earnings                                            (68,364)
                                                          -----------
        TOTAL STOCKHOLDERS' EQUITY                             (1,140)
                                                          -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                $ 1,464,828
                                                          ===========

       See Independent Auditors' Report and Notes to Financial Statement
                                    Page Two



                         MILLER SHERRILL BLAKE CPA PA

                         INTERNATIONAL PAY PHONES, INC.
                   STATEMENT OF INCOME AND RETAINED EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1994


Sales                                        $ 2,631,627

Cost of Goods Sold                             1,950,062
                                               ---------
        GROSS PROFIT                             681,565

Operating Expenses
- ------------------
  General And Administrative Expenses            435,365
  Depreciation Expense                           389,201
  Interest Expense                               103,697
                                             -----------
       TOTAL OPERATING EXPENSES                  928,263
                                             -----------

                 INCOME FROM OPERATIONS         (246,698)

Other (Income) Expense
- ----------------------
  Miscellaneous Income                            (2,076)
  (Gain) Loss on Sale of Assets                   28,571
                                             -----------
           Total Other (Income) Expense           26,495

           Income Before Corporate Taxes        (273,193)

  Deferred Tax Benefit Provision                 (35,800)
                                             -----------
       NET INCOME                               (237,393)

BEGINNING RETAINED EARNINGS                      169,029
                                             -----------
       ENDING RETAINED EARNINGS              $   (68,364)
                                             ===========







       See Independent Auditors' Report and Notes to Financial Statement
                                   Page Three


                         MILLER SHERRILL BLAKE CPA PA

                         INTERNATIONAL PAY PHONES, INC.
                            STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1994


Net Cash Flow From Operating Activities:
  Net Income                                                          (237,393)
  Adjustments to reconcile net income to net cash
  provided (used) by operating activities:
   Depreciation                                                        389,201
   Net (increase) decrease in receivables                              (24,429)
   Net increase (decrease) in accounts payable and accrued expenses     50,764
   Net increase (decrease) in accrued taxes                             (3,791)
   Net change in deferred tax asset/liability                           35,800
   Gain on sale of property and equipment                               28,571
                                                                       -------
Net Cash Provided (Used) by Operating Activities                       238,723
                                                                       -------
Cash Flow From Investing Activities:
   Purchase of equipment                                              (186,716)
                                                                       -------
Net Cash Provided (Used) by Investing Activities                      (186,716)

Cash Flow From Financing Activities:
   Payments to settle short-term debt                                 (133,405)
   Payments to settle long-term debt                                  (352,114)
   Proceeds from short-term debt                                       206,903
   Proceeds from long-term debt                                        260,736
   Payments under capital lease obligations                            (43,290)
                                                                       -------
Net Cash Provided (Used) by Financing Activities                       (61,170)
                                                                       -------
Net Increase (Decrease) In Cash and Cash Equivalents                    (9,163)

  Cash and Cash Equivalents at beginning of year                        23,102
                                                                       -------
Cash and Cash Equivalents at end of year                                13,939
                                                                       =======

Supplemental Disclosures
  Interest Paid                                                        103,697
                                                                       =======
  Income Taxes Paid                                                      3,587
                                                                       =======








       See Independent Auditors' Report and Notes to Financial Statement
                                   Page Four


                         MILLER SHERRILL BLAKE CPA PA

                         INTERNATIONAL PAY PHONES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1994


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
- ---------------------------------------------------

Business Activity
- -----------------

International Pay Phones, Inc. was incorporated under the laws of the State of South Carolina on May 29, 1990. The Company purchases or leases pay phones from suppliers and installs them in various locations throughout the southeastern United States. Revenue is generated through contracts established with the property owners regarding the use of the phones.

Cash
- ----

Cash includes cash in bank and instruments with maturities of 30 days or less.

Depreciation
- ------------

Depreciation is computed using the straight-line and the accelerated cost recovery methods.

NOTE B - RELATED PARTY TRANSACTIONS
- -----------------------------------

The Company has the following notes payable due to related parties as of December 31, 1994:

Amounts payable to officers due on demand                      $   5,000

Amounts payable to shareholders due on demand                     50,000

Amounts payable to corporations related through common
ownership due on demand                                            6,903
                                                                  ------
                                                               $  61,903
                                                                  ======
The Company rents its operating facility from a partnership related through common ownership. The rent expense totaled $14,934 for the year ended December 31, 1994.


NOTE C - RETIREMENT PLAN
- ------------------------

The Company sponsors a 401(k) plan covering all of the eligible employees who elect to participate. The Company matches 50% of each employees deferred salary up to a maximum of 2% of compensation. The contribution was $5,847 for 1994.







                        See Independent Auditors' Report
                                   Page Five



                            MILLER SHERRILL CPA PA

                         INTERNATIONAL PAY PHONES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1994

NOTE D - LONG-TERM DEBT
- -----------------------
Long-term debt consists of the following notes:

Note Payable - NationsBank                                                           $       13,293
  Due in monthly installments of $327.26 which includes interest calculated at 7.5%.
  Matures in November of 1998. Secured by vehicle.

Note Payable - NationsBank                                                                   13,295
  Due in monthly installments of $327.26 which includes interest calculated at 7.5%.
  Matures in November of 1998. Secured by vehicle.

Note Payable - First Union National Bank                                                     11,677
  Due in monthly installments of $292.10 which includes interest calculated at 6.25%.
  Matures in September of 1998. Secured by vehicle.

Note Payable-First Union National Bank                                                       11,677
  Due in monthly installments of $292.10 which includes interest calculated at 6.25%.
  Matures in September of 1998. Secured by vehicle.

Note Payable - First Union National Bank                                                     12,702
  Due in monthly installments of $327.49 which includes interest calculated at 7.5%.
  Matures in October of 1998. Secured by vehicle.

Note Payable - Ford Motor Credit                                                             16,539
  Due in monthly installments of $395.81 which includes interest calculated at 11.75%.
  Matures in June of 1999. Secured by vehicle.

Note Payable - First Union National Bank                                                     15,486
  Due in monthly installments of $357.26 which includes interest calculated at 7.75%.
  Matures in March of 1999. Secured by vehicle.

Note Payable - Ford Motor Credit                                                             16,802
  Due in monthly installments of $401.09 which includes interest calculated at 7.75%.
  Matures in January of 1999. Secured by vehicle.

Note Payable - First National Bank                                                          528,493
  Due in monthly installments of $11,686.55 which includes interest calculated at prime plus 2%. Matures in September of 1999. Secured by phone equipment, guarantees by officers, and assignment of life insurance.




                        See Independent Auditors' Report
                                    Page Six
                         MILLER SHERRILL BLAKE CPA PA

                          MILLER SHERRILL BLAKE CPA PA
                         INTERNATIONAL PAY PHONES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                     FOR THE YEAR ENDED DECEMBER 31, 1994

NOTE D - LONG-TERM DEBT - (Continued)
- -------------------------------------
Note Payable- Karl Baker                                                                   $ 231,643
     Due in monthly installments of $5,219.19 which includes interest calculated at 8.0%.
     Matures in April of 1999. Secured by phone equipment.

Note Payable - First Union National Bank                                                       9,998
     Due in monthly installments of $666.67 principle plus interest calculated at 10.0%.
     Matures in April of 1996. Secured by assets of the company.

Note Payable - Elcotel                                                                        24,411
     Due in monthly installments of $1,341 which includes interest calculated at 16.049%.
     Matures in September of 1996. Secured by phone equipment and guaranteed by officers.
                                                                                             -------
                                                                                             906,016
Less: Current Maturities                                                                    (181,637)
                                                                                             -------
        Total Long-Term Debt                                                               $ 724,379
                                                                                             =======

Maturities of long-term debt in each of the next five years are as follows:

        1995         $  181,637
        1996            193,141
        1997            194,620
        1998            209,562
        1999            127,056
                        -------
                     $  906,016
                        =======

NOTE E - INCOME TAXES
- ---------------------

Under Financial Accounting Standards Board Statement No. 109, deferred tax assets and liabilities are determined based on the differences between the financial statement and tax basis of assets and liabilities and are measured using enacted tax rates.

Net deferred tax assets in the accompanying balance sheet include the following components:

Deferred tax asset arising from:
  Net operating loss carryforward                              $       34,300
  Temporary differences - Principally depreciation methods              1,500
                                                                       -------
Total deferred tax asset                                       $       35,800

The Company has unused net operating losses available for carryforward to offset future taxable income. The net operating loss carryforward was $228,776 at December 31, 1994 and will expire in the year 2009.

                        See Independent Auditors' Report
                                   Page Seven

                         MILLER SHERRILL BLAKE CPA PA

                         INTERNATIONAL PAY PHONES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1994


NOTE F - LEASES
- ---------------

The Company is the lessee of telephone equipment under capital leases expiring in various years through 1997. The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset. The assets are depreciated over the lower of their related lease terms or their estimated productive lives. Depreciation of assets under capital leases is included in depreciation expense for the year ended December 31, 1994. The following is a summary of property held under capital leases:

        Telephone Equipment             $       292,845
        Accumulated Depreciation                (35,686)
                                                -------
                                        $       257,159
                                                =======
Minimum future lease payments under capital leases as of December 31, 1994 for each of the next five years are as follows:

        1995        $    82,452
        1996             94,760
        1997             43,059
        1998                  0
        1999                  0
                        -------
                    $   220,271
                        =======
NOTE G - CONTINGENCIES
- ----------------------

The Company is party to a contingent payment contract with Karl Baker for $25,000. The agreement states that if contracts purchased from Mr. Baker remain in effect for a specified time period the payment will be made. However, if contracts are lost, the $25,000 is reduced by $1,000 per occurrence.

NOTE H - SUBSEQUENT EVENTS
- --------------------------

The shareholders of International Pay Phones, Inc. are negotiating to sell all outstanding shares of stock to PhoneTel Technologies, Inc. The transaction has not been finalized as of the date this statement was issued.

NOTE I - LINE OF CREDIT
- -----------------------

The Company has a line of credit for $150,000 that expires in March of 1995. At December 31, 1994 the Company has outstanding $100,000 on the line of credit. Interest is calculated at 10.50%. Loan is guaranteed by officers and their spouses.

NOTE J - STOCKHOLDERS' EQUITY
- -----------------------------

The Company has 100,000 shares of $1 par common stock authorized and 10,000 shares outstanding at December 31, 1994.


                        See Independent Auditors' Report
                                   Page Eight

                         MILLER SHERRILL BLAKE CPA PA

- -------------------------------------------------------------------------------------------------------------
MILLER SHERRILL BLAKE CPA PA    Charlotte Office        Lincolnton Office            Shelby Office
Certified Public Accountants    2415 Tuckaseegee Road   232 East Main Street         825 S. Washington Street
                                P.O. Box 668307         P.O. Box 782                 P.O. Box 3026
                                Charlotte, NC 28266     Lincolnton, NC 28093         Shelby, NC 28150
                                                        (704) 732-2234
                                (704) 394-3156          (704) 332-4217 - Clt. Line   (704) 482-4358
                                (704) 392-9741 - FAX    (704) 732-6041 - FAX         (704) 481-0455 - FAX



                          INDEPENDENT AUDITORS' REPORT
                          ON SUPPLEMENTAL INFORMATION


To the Board of Directors and Stockholders
International Pay Phones, Inc.

Our report on our audit of the basic financial statements of International Pay Phones, Inc. for December 31, 1994 appears on page one. This audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The additional information contained in Schedules I - II is presented for the purposes of additional analysis and is not a required part of the basic financial statements. Such information has not been subjected to the auditing procedures applied in the audit of the basic financial statements, and, accordingly, we express no opinion on it.


MILLER SHERRILL BLAKE CPA PA



____________________________
For the Firm

                         INTERNATIONAL PAY PHONES, INC.
                         SCHEDULE OF COST OF GOODS SOLD
                      FOR THE YEAR ENDED DECEMBER 31,1994
                                   SCHEDULE I


Cost of Goods Sold
- ------------------
        Line Charges                                    $  839,834
        Telephone Commissions                              475,349
        Salaries                                           327,212
        Telephone Supplies                                 154,885
        Auto Expenses                                       46,808
        Other Labor                                         44,644
        Commissions - Sales                                 34,870
        Armored Car Service                                 17,449
        Auto Insurance                                       5,637
        Equipment Rental                                     1,149
        Freight                                              2,225
                                                         ---------
                  Total Cost Of Goods Sold              $1,950,062
                                                         =========







         See Independent Auditors' Report on Supplementary Information
                                    Page Ten

                         MILLER SHERRILL BLAKE CPA PA

                         INTERNATIONAL PAY PHONES, INC.
                SCHEDULE OF GENERAL AND ADMINISTRATIVE EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31,1994
                                  SCHEDULE II


General and Administrative Expenses
- -----------------------------------
        Salary - Officers                                     $ 83,651
        Payroll Taxes                                           33,125
        Advertising                                              3,135
        Amortization                                            25,451
        Answering Service                                        1,278
        Bank Service Charges                                     7,826
        Contributions                                              800
        Dues and Subscriptions                                   8,177
        Entertainment                                           10,230
        Group Insurance                                         11,969
        General Insurance                                       14,201
        Officer Life Insurance                                   1,221
        Lease Expense                                            9,392
        Taxes and Licenses                                      14,992
        Moving Expense                                             600
        Office Expense                                          23,162
        Pager Expense                                            8,380
        Retirement Contribution                                  5,847
        Postage                                                  9,723
        Professional Fees                                       15,535
        Rent                                                    21,274
        Repairs and Maintenance                                  2,910
        Convention Expense                                       5,143
        Storage                                                  6,411
        Telephone                                               62,274
        Travel                                                  38,447
        Uniforms                                                 2,772
        Utilities                                                7,439
                                                               -------
                  Total General and Administrative Expenses   $435,365
                                                               =======



         See Independent Auditors' Report on Supplementary Information
                                  Page Eleven

                         MILLER SHERRILL BLAKE CPA PA

                                                        Exhibit A-3

[KPMG LOGO]

                     PARAMOUNT COMMUNICATIONS SYSTEMS, INC.

                              Financial Statements

                         December 31, 1994, 1993 and 1992


                  (With Independent Auditors' Report Thereon)

                            KPMG Peat Marwick LLP

                                  [LETTERHEAD]


                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
Paramount Communications Systems, Inc.:


We have audited the accompanying balance sheets of Paramount Communications Systems, Inc. as of December 31, 1994, 1993 and 1992, and the related statements of income, shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Paramount Communications Systems, Inc. as of December 31, 1994, 1993 and 1992, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                              /s/ KPMG Peat Marwick LLP



March 10, 1995

                     PARAMOUNT COMMUNICATIONS SYSTEMS, INC.

                                 BALANCE SHEETS

                        December 31, 1994 ,1993 and 1992

                       Assets                                         1994        1993        1992
                       ------                                         ----        ----        ----

Current assets:
        Cash and cash equivalents                               $  198,549     159,990      89,253
        Accounts receivable                                        258,931     265,745     331,825
        Other current assets                                        30,274      82,383      71,708
                                                                ----------   ---------   ---------
        Total current assets                                       487,754     508,118     492,786

Property and equipment, net (note 2)                               714,693   1,256,379   1,509,774
Intangible assets, less accumulated amortization of
  $471,044 in 1994, $341,318 in 1993 and $210,843
  in 1992                                                          256,331     386,057     366,532
Other assets                                                        15,188       3,203      60,063
                                                                ----------   ---------   ---------
                                                                $1,473,966   2,153,757   2,429,155
                                                                ==========   =========   =========

            Liabilities and Shareholders' Equity
            ------------------------------------
Current liabilities:
        Accounts payable and accrued expenses                      177,908     175,383     652,232
        Location commissions payable                                55,043      57,283      44,205
        Accrued interest payable                                        --       1,668      12,668
        Sales tax payable                                           16,252      20,000      22,175
        Shareholder distributions payable                          384,620     376,989     163,163
        Current maturities of notes payable - related parties
          (note 3)                                                 436,619     448,353     329,261
                                                                ----------   ---------   ---------
        Total current liabilities                                1,070,442   1,079,676   1,223,704

Long-term portion of notes payable - related parties
        (note 3)                                                   276,555     656,187     686,560
                                                                ----------   ---------   ---------
        Total liabilities                                        1,346,997   1,735,863   1,910,264
                                                                ----------   ---------   ---------
Shareholders' equity:
Common stock, $1 par value; 100 shares authorized,
        issued and outstanding                                         100         100         100
        Additional paid-in capital                                  19,900      19,900      19,900
        Retained earnings                                          106,969     397,894     498,891
                                                                ----------   ---------   ---------
        Total shareholders' equity                                 126,969     417,894     518,891

Commitments and contingencies (note 4)
                                                                ----------   ---------   ---------
                                                                $1,473,966   2,153,757   2,429,155
                                                                ==========   =========   =========


See accompanying notes to financial statements.

                     PARAMOUNT COMMUNICATIONS SYSTEMS, INC.

                              STATEMENTS OF INCOME

                  Years ended December 31, 1994, 1993 and 1992

                                                          1994          1993          1992
                                                          ----          ----          ----
Revenues:
        Coin calls                                 $ 3,685,295     3,454,573     2,462,105
        Non-coin calls                               2,030,194     2,090,038     1,975,358
                                                   -----------     ---------     ---------
            Total revenues                           5,715,489     5,544,611     4,437,463
                                                   -----------     ---------     ---------

Operating costs and expenses:
        Telephone charges                            1,748,270     1,735,964     1,496,395
        Commissions                                    676,304       598,368       458,339
        Selling, general and administrative          2,099,203     2,139,160     1,594,112
        Depreciation and amortization                  770,429       741,380       615,111
                                                   -----------     ---------     ---------
            Total operating costs and expenses       5,294,206     5,214,872     4,163,957
                                                   -----------     ---------     ---------
            Operating income                           421,283       329,739       273,506
                                                   -----------     ---------     ---------

Other income (expense):
        Interest and other income (expense)             (4,686)        2,966        64,706
        Interest expense                               (72,902)      (90,768)      (66,833)
                                                   -----------     ---------     ---------
            Total other expenses                       (77,588)      (87,802)       (2,127)
                                                   -----------     ---------     ---------
            Net income                             $   343,695       241,937       271,379
                                                   ===========     =========     =========


See accompanying notes to financial statements.

                     PARAMOUNT COMMUNICATIONS SYSTEMS, INC.

                       STATEMENTS OF SHAREHOLDERS' EQUITY

                  Years ended December 31, 1994 ,1993 and 1992

                                     Common Stock    Additional
                                   ----------------    paid-in    Retained
                                   Shares    Amount    capital    earnings     Total
                                   ------    ------    -------    --------     -----

Balances at January 1, 1992          100   $    100     19,900    372,529     392,529

Net income                            --         --         --    271,379     271,379

Distributions                         --         --         --   (145,017)   (145,017)
                                     ---   --------     ------    -------     -------
Balances at December 31, 1992        100        100     19,900    498,891     518,891

Net income                            --         --         --    241,937     241,937

Distributions                         --         --         --   (342,934)   (342,934)
                                     ---   --------     ------    -------     -------
Balances at December 31, 1993        100        100     19,900    397,894     417,894

Net income                            --         --         --    343,695     343,695

Distributions                         --         --         --   (634,620)   (634,620)
                                     ---   --------     ------    -------     -------

Balances at December 31, 1994        100   $    100     19,900    106,969     126,969
                                     ===   ========     ======    =======     =======

See accompanying notes to financial statements.

                     PARAMOUNT COMMUNICATIONS SYSTEMS, INC.

                            STATEMENTS OF CASH FLOWS

                  Years ended December 31, 1994 ,1993 and 1992

                                                                    1994        1993        1992
                                                                    ----        ----        ----

Cash flows from operating activities:
        Net income                                           $   343,695     241,937     271,379
        Adjustments to reconcile net income to net cash
          provided by operating activities:
        Depreciation and amortization of plant and
          equipment                                              582,753     552,954     461,730
        Amortization of intangible assets                        129,726     130,475      95,430
        Amortization of deferred asset                            57,950      57,951      57,951
        Loss on write-off of property and equipment               14,980          --          --
        Changes in assets and liabilities:
          Decrease (increase) in accounts receivable               6,814      66,080    (283,542)
          Increase in other current assets                        (5,841)    (10,675)    (62,481)
          Increase in other assets                                  (270)     (1,091)   (108,207)
          Increase (decrease) in other current liabilities        (5,131)   (476,946)    471,074
                                                             -----------     -------     -------
        Net cash provided by operating activities              1,124,676     560,685     903,334
                                                             -----------     -------     -------

Cash flows from investing activities:
        Purchases of equipment                                   (59,625)   (299,559)   (745,347)
        Proceeds from sale of equipment                            3,578          --      44,220
        Purchase of investments                                  (11,715)         --          --
        Purchase of intangible assets                                 --    (150,000)   (219,875)
                                                             -----------     -------     -------
        Net cash used in investing activities                    (67,762)   (449,559)   (921,002)
                                                             -----------     -------     -------

Cash flows from financing activities:
       Increase in notes payable - related party                 200,000     795,906     722,998
       Distributions to shareholders                            (626,989)   (129,108)    (48,177)
       Repayments of notes payable - related parties            (591,366)   (707,187)   (662,085)
                                                             -----------     -------     -------

       Net cash provided by (used in) financing
           activities                                         (1,018,355)    (40,389)     12,736
                                                             -----------     -------     -------

       Net (decrease) increase in cash and cash
           equivalents                                            38,559      70,737      (4,932)

Cash and cash equivalents at beginning of year                   159,990      89,253      94,185
                                                             -----------     -------     -------
Cash and cash equivalents at end of year                     $   198,549     159,990      89,253
                                                             ===========     =======     =======

Supplemental disclosure of cash flow information:
        Cash paid during the year for interest               $    74,570     101,768      63,345
                                                             ===========     =======     =======

See accompanying notes to financial statements.

                     PARAMOUNT COMMUNICATIONS SYSTEMS, INC.

                         NOTES TO FINANCIAL STATEMENTS

                        December 31, 1994, 1993 and 1992



(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (a) THE COMPANY

         Paramount Communications Systems, Inc. (the "Company"), a Florida corporation, was formed in March, 1987 as a result of the deregulation of the telephone industry. The Company is a Subchapter S corporation in the business of installing, maintaining and operating pay telephones throughout South Florida.


     (b) CASH AND CASH EQUIVALENTS

         The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

     (c) PROPERTY AND EQUIPMENT

         Property and equipment are stated at cost. Depreciation and amortization on property and equipment are calculated on a straight-line basis over five years, the estimated useful lives of the assets.

     (d) INTANGIBLE ASSETS

         Intangible assets consist of non-compete agreements and location contracts. The non-compete agreements are being amortized on a straight-line basis over their duration (five years) and expire through July, 1998. The location contracts are amortized over two and one-half years and expire through June, 1995.

     (e) RECOGNITION OF REVENUE

         Revenues from coin calls and non-coin calls are recognized as calls are made. When revenue on a telephone call is recorded, an expense is also recorded for fees associated with the call. Revenue from the telephone service agreement is recognized in the month of service.

     (f) INCOME TAXES

         The Company is a Subchapter S corporation. As such, no provision is made for income taxes as income or loss is included in the tax returns of the shareholders.

     (g) CONCENTRATIONS OF CREDIT AND BUSINESS RISK

         Receivables have a significant concentration of credit risk in the telecommunications industry. In addition, receivables are generated by the Company's pay telephones located in the state of Florida. No single customer accounted for more than 5% of the Company's sales.


                                                                     (Continued)

                     PARAMOUNT COMMUNICATIONS SYSTEMS, INC.

                         NOTES TO FINANCIAL STATEMENTS



     (h) DISTRIBUTIONS

         The Company generally distributes 100 percent of tax-basis profits to its shareholders annually.

(2)  PROPERTY AND EQUIPMENT, NET

         Property and equipment consist of the following:

                                                    1994        1993        1992
                                                    ----        ----        ----

Installed pay telephones and related equipment   $2,845,325   2,846,898   2,553,413
Furniture, fixtures and office equipment             35,525      35,525      29,450
Automobiles                                          26,328      26,328      26,328
Leasehold improvements                                4,025       4,025       4,025
Warehouse equipment                                   1,772       1,772       1,772
                                                 ----------   ---------   ---------
                                                  2,912,975   2,914,548   2,614,988
Less accumulated depreciation and amortization    2,198,282   1,658,169   1,105,214
                                                 ----------   ---------   ---------

                                                 $  714,693   1,256,379   1,509,774
                                                 ==========   =========   =========

         Depreciation and amortization of property and equipment was $582,753, $552,954 and $461,730 in 1994, 1993 and 1992, respectively.

(3)     RELATED PARTY TRANSACTIONS

     (a) NOTES PAYABLE - RELATED PARTIES

                                                   1994        1993        1992
                                                   ----        ----        ----

Notes payable to various related parties,
  principal and interest payable monthly at
  rates ranging from 8% to 10%, due from
  March, 1993 to April, 1997, collateralized
  by installed pay telephones and related
  equipment                                     713,174   1,104,540   1,015,821

Less current maturities of notes payable -
  related parties                               436,619     448,353     329,261
                                               --------     -------     -------

      Long-term portion of notes
        payable - related parties              $276,555     656,187     686,560
                                               ========     =======     =======

         Interest expense paid to related parties relating to the above amounted to $72,902, $90,768 and $66,833 in 1994, 1993 and 1992, respectively.

                                                                     (Continued)

                     PARAMOUNT COMMUNICATIONS SYSTEMS, INC.

                         NOTES TO FINANCIAL STATEMENTS



         Aggregate maturities of notes payable - related parties subsequent to December 31, 1994 are as follows:

                               1995    $ 436,619
                               1996      276,555
                                       ---------
                                       $ 713,174
                                       =========

     (b) PAYROLL ALLOCATION - RELATED PARTY

         Included in selling, general and administrative expenses is an allocation of payroll for certain service personnel working for various related party companies under common ownership. The allocation is based on management's estimate of the amount of time each employee provides each related company.

     (c) COMMISSION REVENUE - RELATED PARTY

         Operator assisted service commissions received from a company under common ownership which are included in non-coin call revenue amounted to $-0- in 1994, $241,438 in 1993 and $186,231 in 1992.

(4)  OPERATING LEASE - RELATED PARTY

The Company occupies a facility under a lease with a related party which expired on May 31, 1993. Under the terms of the lease, the Company has the right to renew the lease for a five-year period which began immediately after the end of the initial term. The Company has not renewed the lease and currently leases the facility on a month-to-month basis. The lease provides that the Company pay its proportional share of the building's taxes, maintenance, insurance and other related occupancy expenses.

Rent expense for the years ended December 31, 1994, 1993 and 1992 was $23,373, $22,135 and $22,141, respectively.